UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: September 22, 2022
_____________________
loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, loanDepot, Inc. (the “Company”) entered into executive employment agreements (the “Employment Agreement”) with each of Patrick Flanagan, the Company’s Chief Financial Officer, Jeff Walsh, the Company’s Senior Executive Vice President and Chief Revenue Officer, and Jeff DerGurahian, the Company’s Chief Capital Markets Officer.

The Employment Agreements each have an initial three-year term with automatic one-year renewals. Mr. Flanagan’s Employment Agreement provides for a base salary of $600,000 and a target annual bonus of 150% of base salary (with a maximum annual bonus of up to 200% of target). Mr. Walsh’s Employment Agreement provides for a base salary of $750,000 and a target annual bonus of 200% of base salary (with a maximum annual bonus of up to 300% of target). Mr. DerGurahian’s Employment Agreement provides for a base salary of $600,000 and a target annual bonus of 150% of base salary (with a maximum annual bonus of up to 300% of target). Each Employment Agreement provides for two retention bonuses: (i) a $1,000,000 retention bonus, subject to continued employment through December 31, 2022 and payable within 30 days thereafter (or an earlier termination without Cause or resignation for Good Reason (in each case, as defined in the Employment Agreements)), and (ii) a $1,500,000 retention bonus, subject to continued employment through December 31, 2023 and payable within 30 days thereafter, which may be earned as to a pro-rated amount in the event of a termination without Cause after June 30, 2023 but before December 31, 2023.

Upon the executive’s termination by the Company without Cause, resignation for Good Reason or a non-renewal of any of the Employment Agreements’ term by the Company (each, a “Covered Termination”), in each case, that is not within the period beginning three months prior to a Change in Control (as defined in the Employment Agreements) and ending 24 months following a Change in Control (such period, the “CIC Protection Period”), the Employment Agreements provide for the following severance benefits: (i) a lump sum payment equal to 12 months of the executive’s base salary, (ii) reimbursement of COBRA premiums for up to 12 months, (iii) a pro-rated annual bonus based on actual performance, payable when such bonuses are paid to other senior activities (the “Pro-Rated Bonus”), (iv) acceleration of any performance-based equity awards based on actual performance as of the date of termination (or if not achieved as of such date, as of the date that is 30 days following the date of termination), and (v) vested options remaining exercisable for one year following such termination (or until an earlier expiration date).

Upon a Covered Termination during the CIC Protection Period, the Employment Agreements provide for the following severance benefits in lieu of the foregoing: (i) a lump sum payment equal to 1.5x the sum of (a) the executive’s base salary and (b) the executive’s target bonus, (ii) reimbursement of COBRA premiums for up to 18 months, (iii) a Pro-Rated Bonus, and (iv) full acceleration of all equity awards, with any performance-based vesting criteria deemed earned at the greater of target or actual performance through the date of termination.

Upon an executive’s death or disability, the Employment Agreements provide for the following benefits: (i) reimbursement of COBRA premiums for up to 18 months, (ii) a Pro-Rated Bonus, (iii) full acceleration of all equity awards, with any performance-based vesting criteria deemed earned at the greater of target or actual performance through the date of termination, and (iv) vested options remaining exercisable for one year following such termination (or until an earlier expiration date).

The Employment Agreements contain standard covenants regarding innovation assignment, confidentiality, non-disparagement, and customer and employee noninterference. The severance benefits under the Employment Agreements are subject to the executive’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with applicable restrictive covenants.

This summary of the Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreements filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Executive Employment Agreement by and between Patrick Flanagan and loanDepot, Inc., dated September 22, 2022
10.2	Executive Employment Agreement by and between Jeff Walsh and loanDepot, Inc., dated September 22, 2022.
10.3	Executive Employment Agreement by and between Jeff DerGurahian and loanDepot, Inc., dated September 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2022

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Chief Financial Officer